Investors May Contact:
                                                                  Stacey Yonkus
                                                   Director, Investor Relations
                                                                 (212) 885-2512
                                                         SYONKUS@ASBURYAUTO.COM

                                                         Reporters May Contact:
                                                                    David Shein
                                                              RFBinder Partners
                                                                 (212) 994-7514
                                                       DAVID.SHEIN@RFBINDER.COM



         Asbury Automotive Group Reports First Quarter Financial Results

      -- Reports a 30% Increase in Net Income from Continuing Operations --

            -- Total Revenues Rise 14%; Gross Profit Increases 12% --

New York, NY, April 13, 2004 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported financial results for the quarter ended March 31, 2004.

Net income from continuing operations increased 30 percent to $10.7 million, or $0.33 per share, compared with $8.2 million, or $0.25 per share, for the first quarter of 2003. Net income increased 46 percent for the first quarter of 2004 to $10.4 million, or $0.32 per share, up from $7.1 million, or $0.21 per share, in the prior year period.

Other financial highlights for the first quarter of 2004, as compared to the prior year period, included:

o Total revenues for the quarter were approximately $1.2 billion, up 14.5 percent. Total gross profit was $191.0 million, up 12.1 percent.
o Same-store retail revenue (excluding fleet and wholesale business) increased 3.8 percent to $1.0 billion, while same-store retail gross profit rose 2.8 percent to $174.4 million.
o New vehicle retail revenue increased 16.2 percent (5.9 percent same-store), and unit sales increased 9.7 percent (flat on a same-store basis). New vehicle retail gross profit increased 14.7 percent (2.5 percent same-store).
o Used vehicle retail revenue increased 6.9 percent (down 3.3 percent same-store), and unit sales increased 7.0 percent (down 1.4 percent same-store).
o   Parts, service and collision repair revenues and gross profit increased
    15.7 percent and 13.6 percent (5.3 and 3.5 percent same-store), respectively.
o Net finance and insurance (F&I) revenue rose 15.1 percent (7.7 percent same-store). F&I per vehicle retailed (PVR) increased 6.1 percent to $837, and at the platform level rose 3.4 percent to $816.
o Selling, general and administrative (SG&A) expenses for the quarter, which include $1.2 million of expenses associated with management changes made in the previous year, were flat as a percentage of gross profit.
o The Company's effective tax rate for the quarter was 37.5 percent compared to 39.8 percent in the prior year period.

President and CEO Kenneth B. Gilman commented, "We are pleased to have exceeded earnings expectations for the first quarter. While January was somewhat difficult, our continued focus on the basics of automotive retailing in each element of our business model produced improving trends in February and March, leading to record first quarter sales and gross profit results."

Mr. Gilman continued, "More specifically, we were particularly pleased with the sales and gross profit trends in our used car business. Despite a continued challenging environment, our results are beginning to reflect the Company's intensified focus on used vehicles, as our used car teams at the platform level have become increasingly effective.

"At the platform level, a key highlight during the quarter was a significant improvement in results at both our Arkansas and Oregon platforms," Mr. Gilman noted. "In Arkansas, operating income for the first quarter was more than double the prior year, with same-store unit sales increases well into the double digits for both new and used vehicles. As for Oregon, with the new management team's recovery plan in place, we are beginning to see increased revenues, particularly in used vehicles, and also reported an operating profit for the quarter. Significant progress has been made in adjusting the platform's cost structure, as we were able to reduce Oregon's SG&A expenses as a percentage of gross profit by over 200 basis points, when compared to the prior year quarter."

Mr. Gilman added, "With the exception of Texas, where our results were somewhat below expectations, the majority of our platforms were essentially in-line with anticipated results for the quarter. The results in our Texas platform were adversely impacted by a competitive local Honda market, dealership construction, as well as the continued adjustment to recent management changes made in last year's second half."

The Company noted that in the first quarter of 2004 it had completed the acquisition of three franchises, representing $170 million in annualized revenues. In addition, the Company noted that it had executed contracts to acquire four additional franchises with annual revenues of approximately $210 million. These pending transactions are subject in all cases to manufacturer consent.


About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in New York City, is one of the largest automobile retailers in the U.S., with 2003 revenues of $4.8 billion. Built through a combination of organic growth and a series of strategic acquisitions, Asbury now operates through nine geographically concentrated, individually branded "platforms." These platforms currently operate 100 retail auto stores, encompassing 140 franchises for the sale and servicing of 35 different brands of American, European and Asian automobiles. Asbury believes that its product mix contains a higher proportion of the more desirable luxury and mid-line import brands than most public automotive retailers. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans, projections and guidance regarding the Company's financial position, results of operations, market position, product development, pending and potential future acquisitions and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company's relationships with vehicle manufacturers and other suppliers which could cause, among other things, acquisitions under contract or letters of intent to fail, risks associated with the Company's substantial indebtedness, risks related to pending and potential future acquisitions, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees that the Company's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company's annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)


                                                                     For the Three Months Ended
                                                                     --------------------------
                                                                       March 31,     March 31,
                                                                         2004          2003
                                                                     ------------  ------------
REVENUES:
   New vehicle ...................................................   $   725,278    $   625,035
   Used vehicle ..................................................       317,411        287,228
   Parts, service and collision repair ...........................       147,345        127,379
   Finance and insurance, net ....................................        33,194         28,830
                                                                     ------------  ------------
         Total revenues ..........................................     1,223,228      1,068,472

COST OF SALES:
   New vehicle ...................................................       671,822        578,198
   Used vehicle ..................................................       289,277        259,650
   Parts, service and collision repair ...........................        71,088         60,224
                                                                     ------------  ------------
         Total cost of sales .....................................     1,032,187        898,072
                                                                     ------------  ------------
GROSS PROFIT .....................................................       191,041        170,400

OPERATING EXPENSES:
   Selling, general and administrative ...........................       153,579        136,987
   Depreciation and amortization .................................         5,139          4,739
                                                                     ------------  ------------
         Income from operations ..................................        32,323         28,674
                                                                     ------------  ------------
OTHER INCOME (EXPENSE):
   Floor plan interest expense ...................................        (4,989)        (4,418)
   Other interest expense ........................................       (10,322)        (9,954)
   Interest income ...............................................           275            180
   Other income (expense) ........................................          (204)          (840)
                                                                     ------------  ------------
         Total other expense, net ................................       (15,240)       (15,032)
                                                                     ------------  ------------
         Income from continuing operations before income taxes and
           discontinued operations ...............................        17,083         13,642

INCOME TAX EXPENSE ...............................................         6,406          5,430
                                                                     ------------  ------------
         Net income from continuing operations ...................        10,677          8,212

DISCONTINUED OPERATIONS, net of tax ..............................          (313)        (1,115)
                                                                     ------------  ------------
         Net income ..............................................   $    10,364    $     7,097
                                                                     ============  ============

BASIC EARNINGS PER COMMON SHARE:
   Continuing operations .........................................   $      0.33    $      0.25
   Discontinued operations .......................................         (0.01)         (0.04)
                                                                     ------------  ------------
   Net income ....................................................   $      0.32    $      0.21
                                                                     ============  ============

DILUTED EARNINGS PER COMMON SHARE:
   Continuing operations .........................................   $      0.33    $      0.25
   Discontinued operations .......................................         (0.01)         (0.04)
                                                                     ------------  ------------
   Net income ....................................................   $      0.32    $      0.21
                                                                     ============  ============

WEIGHTED AVERAGE SHARES OUTSTANDING:
   Basic .........................................................        32,435         33,052
                                                                     ============  ============
   Diluted .......................................................        32,721         33,053
                                                                     ============  ============

ASBURY AUTOMOTIVE GROUP, INC.
SELECTED DATA
(In thousands, except vehicle and per vehicle data)
(Unaudited)



                                                        As Reported                                    Same Store
                                            For the Three Months Ended March 31,          For the Three Months Ended March 31,
                                         ------------------------------------------    ------------------------------------------
                                             2004                   2003                   2004                   2003
                                         -----------            -----------            -----------            -----------

RETAIL VEHICLES SOLD:
   New units .........................        23,869   60.2%         21,767   59.6%         21,796   60.0%         21,767   59.6%
   Used units ........................        15,782   39.8%         14,750   40.4%         14,540   40.0%         14,750   40.4%
                                         -----------  ------    -----------  ------    -----------  ------    -----------  ------
                  Total units ........        39,651  100.0%         36,517  100.0%         36,336  100.0%         36,517  100.0%
                                         ===========  ======    ===========  ======    ===========  ======    ===========  ======

REVENUE:
   New retail ........................   $   710,411   58.1%    $   611,600   57.2%    $   647,696   58.1%    $   611,600   57.2%
   Used retail .......................       239,130   19.6%        223,638   20.9%        216,357   19.4%        223,638   20.9%
   Parts, service and collision repair       147,345   12.0%        127,379   11.9%        134,105   12.0%        127,379   11.9%
   Finance and insurance, net ........        33,194    2.7%         28,830    2.7%         31,037    2.8%         28,830    2.7%
                                         -----------  ------    -----------  ------    -----------  ------    -----------  ------
         Total retail revenue ........     1,130,080                991,447              1,029,195                991,447

   Fleet .............................        14,867    1.2%         13,435    1.3%         14,867    1.3%         13,435    1.3%
   Wholesale .........................        78,281    6.4%         63,590    6.0%         71,213    6.4%         63,590    6.0%
                                         -----------  ------    -----------  ------    -----------  ------    -----------  ------
         Total revenue ...............   $ 1,223,228  100.0%    $ 1,068,472  100.0%    $ 1,115,275  100.0%    $ 1,068,472  100.0%
                                         ===========  ======    ===========  ======    ===========  ======    ===========  ======

GROSS PROFIT:
   New retail ........................   $    47,245   24.7%    $    41,185   24.2%    $    42,204   24.2%    $    41,185   24.2%
   Used retail .......................        28,641   15.0%         27,292   16.0%         26,160   15.0%         27,292   16.0%
   Parts, service and collision repair        76,257   39.9%         67,155   39.4%         69,482   39.9%         67,155   39.4%
   Finance and insurance, net ........        33,194   17.4%         28,830   16.9%         31,037   17.8%         28,830   16.9%
   Floor plan interest credits .......         5,837    3.1%          5,300    3.1%          5,559    3.2%          5,300    3.1%
                                         -----------            -----------            -----------            -----------
         Total retail gross profit ...       191,174                169,762                174,442              169,762

   Fleet .............................           374    0.2%            352    0.2%            374    0.2%            352    0.2%
   Wholesale .........................          (507)  (0.3%)           286    0.2%           (442)  (0.3%)           286    0.2%
                                         -----------  ------    -----------  ------    -----------  ------    -----------  ------
         Total gross profit ..........   $   191,041  100.0%    $   170,400  100.0%    $   174,374  100.0%    $   170,400  100.0%
                                         ===========  ======    ===========  ======    ===========  ======    ===========  ======

Sales, general and administrative
   (SG&A) expense ....................   $   153,579            $   136,987            $   140,734            $   136,987
SG&A as a percent of gross profit ....         80.4%                  80.4%                  80.7%                  80.4%

GROSS PROFIT PER VEHICLE RETAILED:
   New retail (including floor plan ..
     interest credits) ...............   $     2,224            $     2,136            $     2,191            $    2,136
   Used retail .......................         1,815                  1,850                  1,799                 1,850
   Finance and insurance, net ........           837                    789                    854                   789
   Platform finance and insurance, net           816                    789                    831                   789



                                                                                                     As of              As of
                                                                                                March 31, 2004    December 31, 2003
                                                                                               -----------------  -----------------

BALANCE SHEET HIGHLIGHTS:
   Cash and cash equivalents .................................................................   $   45,986         $   106,711
   Inventories  ..............................................................................      707,513             650,397
   Total current assets ......................................................................    1,068,956           1,041,542
   Floor plan notes payable ..................................................................      625,153             602,167
   Total current liabilities .................................................................      836,585             781,758

CAPITALIZATION:
   Long-term debt (including current portion).................................................      591,939             592,378
   Shareholders' equity.......................................................................      442,860             433,707
                                                                                                 ----------          ----------
                 Total .......................................................................   $1,034,799          $1,026,085
                                                                                                 ==========          ==========

ASBURY AUTOMOTIVE GROUP, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(In thousands, except vehicle data)
(Unaudited)


We evaluate our finance and insurance gross profit performance on a per vehicle retailed basis by dividing our total finance and insurance gross profit by the number of retail vehicles sold. During 2003, we renegotiated a contract with one of our third party finance and insurance product providers, which resulted in the recognition of income that was not attributable to retail vehicles sold during the year. We believe that platform finance and insurance, which excludes the additional revenue derived from contracts negotiated by our corporate office, provides a more accurate measure of our finance and insurance operating performance. The following table reconciles finance and insurance gross profit to platform finance and insurance gross profit, and provides necessary components to calculate platform finance and insurance gross profit per vehicle retailed.


                                                                As Reported For the Three    Same Store For the Three
                                                                  Months Ended March 31,       Months Ended March 31,
                                                                -------------------------    -------------------------
                                                                     2004        2003             2004        2003
                                                                ------------  -----------    -----------  ------------
RECONCILIATION OF FINANCE AND INSURANCE GROSS PROFIT
   TO PLATFORM FINANCE AND INSURANCE:
   Finance and insurance, net ..................................   $ 33,194    $ 28,830       $ 31,037     $ 28,830
   Less:  corporate finance and insurance ......................       (839)       --             (839)        --
                                                                   --------    --------       --------     --------
        Platform finance and insurance, net ....................   $ 32,355    $ 28,830       $ 30,198     $ 28,830
                                                                   ========    ========       ========     ========

RETAIL VEHICLES SOLD:
    New retail units ...........................................     23,869      21,767         21,796       21,767
    Used retail units ..........................................     15,782      14,750         14,540       14,750
                                                                   --------    --------       --------     --------
         Total units ...........................................     39,651      36,517         36,336       36,517
                                                                   ========    ========       ========     ========



We define adjusted EBITDA as net income before other interest expense, income tax expense and depreciation and amortization expense. This definition of adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States. We believe adjusted EBITDA provides a basis to measure our operating performance, apart from the expenses associated with our physical plant or capital structure. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flow from operating activities or other measures of performance defined by accounting principles generally accepted in the United States. A reconciliation of adjusted EBITDA is presented below.

                                                   As Reported For the Three
                                                    Months Ended March 31,
                                                   -------------------------
                                                      2004          2003
                                                   -----------   -----------
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA:
     Net income ..................................   $10,364      $ 7,097
     Add:
          Other interest expense .................    10,322        9,954
          Income tax expense .....................     6,406        5,430
         Depreciation and amortization ...........     5,139        4,739
                                                     -------      -------
Adjusted EBITDA ..................................   $32,231      $27,220
                                                     =======      =======